UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ON Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

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 Your Vote Counts!  Smartphone users  Point your camera here and vote without entering a control number  For complete information and to vote, visit www.ProxyVote.com  Control #  V61895-P26377  ON SEMICONDUCTOR CORPORATION  2025 Annual Meeting  Vote by May 14, 2025  11:59 PM ET  ON SEMICONDUCTOR CORPORATION 5701 NORTH PIMA ROAD SCOTTSDALE, AZ 85250  You invested in ON SEMICONDUCTOR CORPORATION and it’s time to vote!  You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the  availability of proxy materials for the stockholder meeting to be held on May 15, 2025.  Get informed before you vote  View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by  requesting prior to May 1, 2025. These materials contain important information. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.  Vote in Person at the Meeting*  May 15, 2025  8:00 a.m. local time  ON SEMICONDUCTOR CORPORATION Principal Executive Offices 5701 North Pima Road  Scottsdale, AZ 85250  *You may obtain directions to be able to attend the Annual Meeting and vote in person by visiting onsemi’s website at www.onsemi.com. Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

 Vote at www.ProxyVote.com  THIS IS NOT A VOTABLE BALLOT  This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.  Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.  V61896-P26377  1. To elect eight directors nominated by our Board of Directors.  Nominees:  1a. Alan Campbell  For  1b.  Susan K. Carter  For  1c.  Thomas L. Deitrich  For  1d.  Hassane El-Khoury  For  1e.  Bruce E. Kiddoo  For  1f.  Paul A. Mascarenas  For  1g.  Gregory L. Waters  For  1h.  Christine Y. Yan  For  2. Advisory vote to approve the compensation of our named executive officers (Say-on-Pay).  For  3. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered accounting firm for the year ending December 31, 2025.  For  NOTE: To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.  Voting Items  Board Recommends